Exhibit 99.4

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this Amendment No. 1 to Schedule 13D jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Amendment No. 1 to Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but neither of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such Amendment No. 1 to Schedule 13D with respect to the common stock of Galera Therapeutics, Inc. This Joint Filing Agreement shall be included as an exhibit to such Amendment No. 1 to Schedule 13D.

EMERALD BIOVENTURES, LLC

By: /s/ Timothy Opler________________
Name: Timothy Opler
Title:   Managing Member

By: /s/ Timothy Opler________________
Name: Timothy Opler